Exhibit 10.10

AMENDMENT NUMBER ONE TO

LOAN AND SECURITY AGREEMENT AND JOINDER AGREEMENT

This AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT AND JOINDER AGREEMENT (this “Amendment”) is dated as of September 10, 2019, and is entered into by and among VINTAGE WINE ESTATES, INC., a California corporation (“Borrower Agent”), each other Subsidiary of Borrower Agent party to the Loan Agreement referenced below (together with the Borrower Agent, each an “Existing Borrower” and, collectively, “Existing Borrowers”), MASTERCLASS MARKETING, LLC, a California limited liability company (the “New Borrower”), the financial institutions party hereto (collectively, “Lenders”), and BANK OF THE WEST (“Bank of the West”), as administrative agent for Lenders (in such capacity, “Agent”).

RECITALS

WHEREAS, Existing Borrowers, the Lenders, and the Agent are parties to that certain Loan and Security Agreement, dated as of July 18, 2019 (the “Loan Agreement”).

WHEREAS, Existing Borrowers have requested that Agent (with the consent of the Required Lenders) permit New Borrower to be added as additional “Borrower” under the Loan Agreement and the Notes, and, subject to the terms and conditions set forth herein, Agent (with the consent of the Required Lenders) has agreed to permit such addition.

WHEREAS, Borrower Agent is interested in acquiring certain assets of Owen Roe, LLC, a Washington limited liability company (“Owen Roe”), Outlook Vineyard, LLC, a Washington limited liability company (“Outlook”), Rosa Mystica Vineyard, LLC, a Washington limited liability company (“Rosa Mystica”), and Jasper Bay LLC, a Washington limited liability company (“Jasper Bay” and together with Owen Roe, Outlook and Rosa Mystica, the “Sellers”) and delivered to Agent on July 22, 2019, a draft Asset Purchase Agreement (the “Draft Owen Roe Group Purchase Agreement”) with the proposed terms and conditions of the proposed acquisition (the “Owen Roe Group Acquisition”).

WHEREAS, Borrower Agent has requested (i) in connection with Owen Roe Group Acquisition, that Agent (with the consent of the Required Lenders) agree to shorten the five (5) Business Day period in Section 2.3.2(c) of the Loan Agreement to one (1) Business Day and the twenty one (21) Business Day period in Section 2.3.2(e) of the Loan Agreement to one (1) Business Day, (ii) that Agent (with the consent of the Required Lenders) agree that Eligible Inventory (A) includes alcoholic beverages (commonly referred to as “spirits”) in addition to whiskey, and (B) consisting of non-vintage wines known or referred to as “Middle Sister” and “Sparkling Wine” not be subject to the requirement that they are not older than one year following the applicable release date and instead be subject to a sublimit in the aggregate amount of $4,000,000, and (iii) that Borrowers be permitted to obtain a Capital Expenditure Loan made against existing Equipment that would satisfy all of the criteria for Eligible Equipment other than the criteria in clause (f) of the definition of Eligible Equipment, so long as such Equipment is not included in the calculation of the Term Loan Formula Amount (thereby avoiding the double financing of such Equipment).

WHEREAS, an Event of Default has occurred as a result of Borrower Agent failing to timely deliver to Agent and Lenders an unaudited balance sheet as of July 31, 2019, and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed (the “Existing Default”).

WHEREAS, Borrower Agent has requested that Agent and the Required Lenders signatory hereto waive the Existing Default on the terms set forth herein.

WHEREAS, Agent and the Required Lenders have agreed to Borrower Agent’s requests pursuant to the terms of this Amendment.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties agree as follows:

1.                                      DEFINITIONS.  All terms which are defined in the Loan Agreement shall have the same definition when used herein unless a different definition is ascribed to such term under this Amendment, in which case, the definition contained herein shall govern.

2.                                      JOINDER.  New Borrower hereby agrees as follows in favor of the Agent and the Lenders:

2.1                               Effective as of the date hereof, by its execution of this Agreement, New Borrower hereby agrees to become a Borrower under, and to bind itself in such capacity as a Borrower, to the Loan Agreement and the Notes, as well as each other Loan Document, to the extent applicable, to which Existing Borrowers are bound generally as of the date hereof (except that each New Borrower will be joined to the Intercompany Subordination Agreement, by the Supplement No. 1 to Intercompany Subordination Agreement, dated as of the date hereof, among Existing Borrowers, New Borrower and the Agent), and, in such capacity, to assume and bind itself to all debts, liabilities and obligations of the Existing Borrowers thereunder (including without limitation all Obligations).  The New Borrower agrees that it is jointly and severally liable to Lenders for all Obligations. Without limiting the generality of the foregoing or the terms of the Loan Agreement, New Borrower hereby jointly and severally together with the Existing Borrowers, promises to each Lender and the Agent, the prompt payment and performance of all Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by accelerations, or otherwise) strictly in accordance with the terms thereof.

2.2                               In furtherance but without limitation of the foregoing, New Borrower specifically acknowledges its grant to Agent for the benefit of itself and the Secured Parties, as security for all of the Obligations, of a security interest in all of its assets that would be included in the term Collateral if New Borrower were included in the original Borrowers under the Loan Agreement, provided that no security interest shall be granted in Excluded Assets.  To facilitate the foregoing grant of a security interest, New Borrower agrees to execute (and, if required by Agent, acknowledge) and deliver to Agent such instruments and agreements as Agent may require in connection herewith, including without limitation collateral assignments, endorsements, and other, related documents, as Agent may reasonably request to give effect to this joinder of New Borrower as a Borrower.

3.                                      AMENDMENT.  The Loan Agreement is amended in the following respects:

3.1                               Amend Definition of Eligible Equipment.  Effective as of the date of this Amendment, clause (f) of the definition of “Eligible Equipment” contained in Section 1.1 of the Loan Agreement is deleted and replaced with the following:

(f) except with respect to Equipment acquired in connection with a Permitted Acquisition or Excess Closing Date Equipment, such Equipment shall have been purchased by a Borrower no earlier than 120 days prior to the date for which such Borrower delivered to Agent a request for a Capital Expenditure Loan with respect to such Equipment and the purchase price of such Equipment shall have been paid in full or shall be paid in full; provided, however, that any Equipment acquired on or after January 1, 2019 and prior to the Closing Date shall be deemed to have satisfied the conditions of this clause (f); and

3.2                               Amend Definition of Eligible Inventory.  Effective as of the date of this Amendment, clause (c) of the definition of “Eligible Inventory” contained in Section 1.1 of the Loan Agreement is deleted and replaced with the following:

(c) is (i) bulk whiskey and other spirits approved by Agent in its Permitted Discretion, (ii) bulk wine, (iii) wholesale “FOB” cased wine or wholesale “FOB” cased spirits for which the stock keeping units have a Value in excess of $1,000, or (iv) Retail Wine sold under a label that has been approved by Agent in its Permitted Discretion and for which the stock keeping units have a Value in excess of $1,000; provided, that with respect to wholesale “FOB” cased wine it must be either (x) white wine that is not older than three years following December 31 of its vintage year, or (y) red wine that is either (1) not older than four years following December 31 of its vintage year, or (2) four years or older following December 31 of its vintage year but does not exceed $10,000,000 in the aggregate in Value, or (z) non-vintage wine that is either (1) sparkling wine or is sold under the label “Middle Sister” but does not exceed $4,000,000 in the aggregate in Value, or (2) other non-vintage wine that is not older than one year following its release date; provided, further, that with respect to such wholesale “FOB” cased spirits it must not exceed $8,000,000 in the aggregate in Value;”

3.3                               Add Definition of Excess Closing Date Equipment.  Effective as of the date of this Amendment, a new defined term is added to Section 1.1 of the Loan Agreement as follows:

Excess Closing Date Equipment: as of the Term Loan/Capital Expenditure Loan (Real Estate) Closing Date, that portion of Borrowers’ Equipment which, when added to the Borrowers’ Real Estate and other Equipment included in clause (b) of the calculation of the Term Loan Formula Amount, would cause the aggregate amount under such clause (b) to exceed $100,000,000.

3.4                               Amend Definition of Inventory Formula Amount.  Effective as of the date of this Amendment, clause (a) of the definition of “Inventory Formula Amount” contained in Section 1.1 of the Loan Agreement is deleted and replaced with the following:

(a)                              85% of the NOLV for Bulk Inventory; provided, however, that whiskey and other spirits approved by Agent in its Permitted Discretion, shall be valued at 60% of cost until an appraisal and a field examination of such Inventory shall have been completed pursuant to Section 10.1.1(b); plus

3.5                               Amend Definition of NOLV for Bulk Inventory.  Effective as of the date of this Amendment, the definition of “NOLV for Bulk Inventory” contained in Section 1.1 of the Loan Agreement is deleted and replaced with the following:

NOLV for Bulk Inventory:  as of any date of determination, the Eligible Inventory available at cost for (a) bulk wine multiplied by the implied ratio for bulk wine of Inventory net recovery to Inventory available at cost, and (b) bulk whiskey and other spirits multiplied by the implied ratio for bulk whiskey and other spirits of Inventory net recovery to Inventory available at cost, in each case, set forth in the most recently delivered appraisal conducted on behalf of, and reasonably acceptable to, Agent.

3.6                               Amend Conditions on Capital Expenditure Loans.  Effective as of the date of this Amendment, the word “or” before clause (iii) of Section 2.3.2(a) is deleted and replaced with the word “and”.

3.7                               Amend Inventory Reporting During Trigger Period.  Effective as of the date of this Amendment, the first sentence of Section 8.3.1 of the Loan Agreement is deleted and replaced with the following:

Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent on the last Business Day of each month (or the 15th day and last day of each month during a Trigger Period) inventory and reconciliation reports in form reasonably satisfactory to Agent, as of the last day of the preceding calendar month (or preceding half-month period during a Trigger Period).

3.8                               Correction to Fiscal Year End Reference.  Effective as of the date of this Amendment, Section 10.1.2(a) and 10.1.2(b) are deleted and replaced with the following:

(a)                                 as soon as available, and in any event within one hundred twenty (120) days after the close of each Fiscal Year (commencing with the Fiscal year ended June 30, 2019), balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on a consolidated basis for Borrower Agent and its Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by any firm of independent certified public accountants of recognized standing selected by Borrower Agent and reasonably acceptable to Agent, and shall set forth, beginning with the Fiscal Year ending June 30, 2020, in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;

(b)                                 as soon as available, and in any event within thirty (30) days after the end of each month (other than the end of a Fiscal Quarter), unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on a non-consolidated basis for Borrower Agent and its Subsidiaries, setting forth in comparative form, beginning with the Fiscal Year ending June 30, 2020, corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP (and noting any purchase accounting adjustments) in order to present financial performance and measure financial covenants at normalized levels, and fairly presenting in all material respects the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;

3.9                               Correction to Cross-References.  Effective as of the date of this Amendment, the cross-references to Section 8.1.1 in Sections 10.1.2(f) and 10.1.2(g) of the Agreement shall be deemed to be cross references to Section 8.1 of the Agreement.

4.                                      OWEN ROE GROUP ACQUISITION.

4.1                               Owen Roe Group Acquisition Modifications.  Borrower Agent represents and warrants that the target date for completing the potential Owen Roe Group Acquisition precludes it from meeting certain of the timing requirements of a Permitted Acquisition.  Borrower Agent has requested Agent and the Required Lenders agree to reduce the timing requirements in the event Borrower Agent consummates the Owen Roe Group Acquisition.  Notwithstanding the terms of the Loan Agreement and solely in connection with the Owen Roe Group Acquisition and the financing thereof, Agent and the Required Lenders hereby agree to shorten (a) the five (5) Business Day period in Section 2.3.2(c) of the Loan Agreement to one (1) Business Day and (b) the twenty one (21) Business Day period in Section 2.3.2(e) of the Loan

Agreement to one (1) Business Day.  The modifications contained in this Section 4.1 are one time modifications and shall not be deemed to be amendments or modifications of the Agreement or any of the other Loan Documents.  The Borrowers understand and agree that they shall be obligated to honor all of terms and conditions of the Loan Agreement and other Loan Documents and shall not be entitled to any future modifications of requirements under the Loan Agreement or any of the other Loan Documents.

4.2                               Conditions Precedent to Financing of Owen Roe Group Acquisition.  The making of a Capital Expenditure Loan and Revolver Loan in connection with the Owen Roe Group Acquisition are subject to the following conditions precedent:

A.                                    Agent and the Lenders shall have received pro forma consolidated financial statements of the Borrower Agent and its Subsidiaries, recalculated for the most recently completed trailing twelve month period for which financial statements are available, after giving effect to such Acquisition, certified by the chief financial officer of Borrower Agent, demonstrating that, after giving effect to the Owen Roe Group Acquisition, Borrower Agent and its Subsidiaries remain in compliance, on a Pro Forma Basis, with the financial covenants set forth in Section 10.3 of the Loan Agreement.

B.                                    Agent shall have received evidence, in form and substance reasonably satisfactory to Agent, that immediately before and after giving effect to the Owen Roe Group Acquisition, Borrowers shall have Availability greater than 15% of the Revolver Commitments then in effect.

C.                                    Agent shall have received, at least one (1) Business Day prior to the date on which the Owen Roe Group Acquisition is to be consummated, (a) a certificate of a Senior Officer of the Borrower Agent, in form and substance reasonably satisfactory to the Agent, certifying that all of the requirements set forth in the definition of Permitted Acquisition have been satisfied, and (b) with respect to the Real Estate included in the Owen Roe Group Acquisition, (i) an executed Mortgage in recordable form sufficient to create a first priority Lien in favor of Agent on such Real Estate subject to Permitted Liens, and (ii) all Related Real Estate Documents with respect to such Real Estate in form and substance reasonably satisfactory to Agent.

D.                                    Agent shall have received payoff letters satisfactory to Agent from Mare’s Leg Capital LLC, Jerry Owen and Bank of the West.

E.                                     Agent shall have received such other documents as the Agent or the Required Lenders (through the Agent) may reasonably request.

4.3                               Condition Subsequent to Financing of Owen Roe Group Acquisition.  The making of a Capital Expenditure Loan and Revolver Loan in connection with the Owen Roe Group Acquisition is subject to the fulfillment, on or before the date applicable thereto, of the following condition subsequent (the failure by Borrowers to so perform or cause to be performed such condition subsequent as and when required by the terms thereof (unless such date is extended, in writing, by Agent in its Permitted Discretion), shall constitute an Event of Default):

A.                                    Within thirty (30) days after the date of this Amendment, Agent shall have received a certificate of insurance and any applicably endorsements confirming that (i) the locations where personal property acquired by Borrowers in the Owen Roe Group Acquisition is stored or maintained are covered by Borrowers’ property and liability insurance, and (ii) the lender’s loss payable endorsement and additional insured endorsements previously issued to Agent apply to such locations.

5.                                      WAIVER.  Effective solely upon the satisfaction of each of the conditions precedent set forth in Section 6 below, Agent and the Required Lenders signatory hereto hereby waive the Existing Default. The waiver contained in this Section 5 is a limited waiver and (i) shall only be relied upon and used for the specific purpose set forth herein, (ii) shall not constitute nor be deemed to constitute a waiver, except as otherwise expressly set forth herein, of (a) any Default or Event of Default or (b) any term or condition of the Loan Agreement and the other Loan Documents, (iii) shall not constitute nor be deemed to constitute a consent by the Agent or any Lender to anything other than the specific purpose set forth herein and (iv) shall not constitute a custom or course of dealing among the parties hereto.

6.                                      CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT.  This Amendment shall be effective only upon satisfaction in full of the following conditions precedent:

6.1                               Agent shall have received counterparts to this Amendment, duly executed by the Agent, the Existing Borrowers, New Borrower, the Lenders, as applicable.

6.2                               Agent shall have received from the New Borrower reasonably satisfactory legal opinions, perfection certificates, limited liability documents and managers’ and public officials’ certifications; organizational documents; customary evidence of authorization to enter into the Loan Documents in respect of the Obligations; and good standing certificates in jurisdictions of formation/organization.

7.                                      REPRESENTATIONS AND WARRANTIES.  Each of the Existing Borrowers hereby affirm to Agent and the Lenders that all of Existing Borrowers’ representations and warranties set forth in the Loan Agreement are true and correct in all material respects (or all respects if already qualified by materiality) as of the date hereof (except for any representations and warranties that expressly relate to an earlier date).

8.                                      LIMITED EFFECT.  Except for the specific amendments contained in this Amendment, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect.

9.                                      GOVERNING LAW.  This Amendment shall be governed by the laws of the State of California, without giving effect to any conflict of law principles (but giving effect to Federal laws relating to national banks).

10.                               COUNTERPARTS.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original.  All such counterparts, taken together, shall constitute but one and the same Amendment.

[Signatures are on the following pages]

IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date set forth above.

EXISTING BORROWERS:

VINTAGE WINE ESTATES, INC.,
a California corporation

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	President

GROVE ACQUISITION, LLC,
a California limited liability company

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	Manager

GIRARD WINERY LLC,
a California limited liability company

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	Manager

MILDARA BLASS INC.,
a California corporation

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	President

Amendment Number One to Loan and Security Agreement

SPLINTER GROUP NAPA, LLC,
a California limited liability company

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	Manager

SABOTAGE WINE COMPANY, LLC,
a California limited liability company

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	Manager

GROUNDED WINE PROJECT, LLC,
a California limited liability company

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	Manager

NEW BORROWER:

MASTERCLASS MARKETING LLC,
a California limited liability company

By:	/s/ Patrick Roney
Name:	Patrick Roney
Title:	Manager

Amendment Number One to Loan and Security Agreement

AGENT:

BANK OF THE WEST,
as Agent (with the consent of the Required Lenders)

By:	/s/ Daryl R. Krause
Name:	Daryl R. Krause
Title:	Managing Director/Syndications

LENDERS:

BANK OF THE WEST,
as a Lender

By:	/s/ Kari Prichard
Name:	Kari Prichard
Title:	Sr. CBG Relationship Manager

Amendment Number One to Loan and Security Agreement

CITY NATIONAL BANK,
as a Lender

By:	/s/ Theresa Wong
Name:	Theresa Wong
Title:	Vice President

Amendment Number One to Loan and Security Agreement

COMERICA BANK,
as a Lender

By:	/s/ Colleen Machado
Name:	Colleen Machado
Title:	Vice President

Amendment Number One to Loan and Security Agreement

AGCOUNTRY FARM CREDIT SERVICES, PCA,
as a Lender

By:	/s/ Lisa Caswell
Name:	Lisa Caswell
Title:	Vice President

Amendment Number One to Loan and Security Agreement

GREENSTONE FARM CREDIT SERVICES,
ACA, as a Lender

By:	/s/ Jeff Pavlik
Name:	Jeff Pavlik
Title:	Managing Director

Amendment Number One to Loan and Security Agreement

COMPEER FINANCIAL PCA,
as a Lender

By:	/s/ Jeremy Voigts
Name:	Jeremy Voigts
Title:	Director, Capital Markets

Amendment Number One to Loan and Security Agreement

RABO AGRIFINANCE LLC,
as a Lender

By:	/s/ Travis Moncada
Name:	Travis Moncada
Title:	Vice President

Amendment Number One to Loan and Security Agreement